Exhibit 1
                                                                CONFORMED COPY

                              KEYSPAN CORPORATION

                         8,000,000 MEDS Equity Units
              (Initially consisting of 8,000,000 Corporate MEDS)

                            Underwriting Agreement

                                                               April 30, 2002

To the Representatives named
in Schedule I hereto of the
Underwriters named in
Schedule II hereto


Ladies and Gentlemen:

     KeySpan Corporation, a New York corporation (the "Company"), proposes to issue and sell to the underwriters named in Schedule II hereto (the "Underwriters"), for whom you are acting as representatives (the "Representatives"), an aggregate of 8,000,000 MEDS Equity Units of the Company (the "Underwritten Securities"), and at the option of the Underwriters, up to an additional 1,200,000 MEDS Equity Units of the Company (the "Option Securities"), the terms of which are identified in Schedule I hereto. The Underwritten Securities and the Option Securities are herein referred to as the "Securities". If the firm or firms listed in Schedule II hereto include only the firm or firms listed in Schedule I hereto, then the terms "Underwriters" and "Representatives", as used herein, shall each be deemed to refer to such firm or firms.

     Each of the Securities initially will consist of a unit (referred to as a "Corporate MEDS") with a stated amount of $50.00 (the "Stated Amount") comprised of (a) a stock purchase contract (a "Purchase Contract" and, collectively with each other Purchase Contract, the "Purchase Contracts") under which (i) the holder of the Corporate MEDS (a "Holder," and, collectively with other Holders of Corporate MEDS, the "Holders") will purchase from the Company on May 16, 2005 (the "Settlement Date"), for an amount in cash equal to the Stated Amount per Security, a number of shares (each, a "Common Share" and, collectively with all other Common Shares that may be issued and sold by the Company upon settlement of the Purchase Contracts, the "Common Shares") of common stock, $0.01 par value per share, of the Company (the "Common Stock"), as set forth in the Purchase Contract Agreement (as defined below) and (ii) the Company will pay quarterly contract adjustment payments at the rate of 3.85% of the

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Stated Amount per year, and (b) $50 principal amount of the Company's Notes due 2008 (a "Note", and collectively with each other Note, the "Notes").

     In accordance with the terms of a Purchase Contract Agreement (the "Purchase Contract Agreement") to be dated as of the Closing Date (as defined below) between the Company and JPMorgan Chase Bank, as Purchase Contract Agent (the "Purchase Contract Agent"), pursuant to which the Purchase Contracts will be issued, the holders of the Corporate MEDS will pledge the Notes to The Bank of New York, as Collateral Agent, the Custodial Agent and the Securities Intermediary (the "Collateral Agent"), pursuant to a Pledge Agreement (the "Pledge Agreement") to be dated as of the Closing Date between the Company, the Purchase Contract Agent and the Collateral Agent, to secure the Holders' obligations to purchase Common Shares under the Purchase Contracts. The Purchase Contracts, the Purchase Contract Agreement and the Pledge Agreement are herein collectively referred to as the "MEDS Agreements."

     The Notes will be issued pursuant to the Indenture (the "Base Indenture") , dated as of November 1, 2000 between the Company and JPMorgan Chase Bank (formerly The Chase Manhattan Bank) (the "Trustee"), as supplemented by the First Supplemental Indenture (the "First Supplemental Indenture"), to be dated as of the Closing Date between the Company and the Trustee, and the Second Supplemental Indenture (the "Second Supplemental Indenture"), to be dated as of the Closing Date between the Company and the Trustee. The Base Indenture, as so amended or supplemented, is herein referred to as the "Indenture".

     Pursuant to a Remarketing Agreement (the "Remarketing Agreement") to be dated as of the Closing Date between the Company, the Purchase Contract Agent and J.P. Morgan Securities Inc. as remarketing agent, J.P. Morgan Securities Inc. or a successor remarketing agent, will remarket certain Notes, subject to the terms and conditions set forth therein.

     The Company has prepared and filed with the Securities and Exchange Commission (the "Commission") in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the "Securities Act"), a registration statement (the file number of which is set forth in Schedule I hereto) on Form S-3, relating to certain securities of the Company, including the Securities, the Purchase Contracts, the Notes and the Common Shares (the "Shelf Securities") to be issued from time to time by the Company. The Company also has filed with, or proposes to file with, the Commission pursuant to Rule 424 under the Securities Act, a prospectus supplement specifically relating to the Securities. The registration statement as amended to the date of this Agreement is hereinafter referred to as the "Registration Statement" and the related prospectus covering the Shelf Securities in the form first used to confirm sales of the Securities is hereinafter referred to as the "Basic Prospectus". The Basic Prospectus as supplemented by the prospectus supplement specifically relating to the Securities in the form first used to confirm sales of

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the Securities is hereinafter referred to as the "Prospectus". If the
Company has filed an abbreviated registration statement pursuant to Rule 462(b) under the Securities Act (the "Rule 462 Registration Statement"), then any reference herein to the term "Registration Statement" shall be deemed to include such Rule 462 Registration Statement. Any reference in this Agreement to the Registration Statement, the Basic Prospectus, any preliminary form of Prospectus (a "Preliminary Prospectus") filed with the Commission pursuant to Rule 424 or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act which were filed under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the "Exchange Act") on or before the date of this Agreement or the date of the Basic Prospectus, any Preliminary Prospectus or the Prospectus, as the case may be; and any reference to "amend", "amendment" or "supplement" with respect to the Registration Statement, the Basic Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents filed under the Exchange Act after the date of this Agreement, or the date of the Basic Prospectus, any Preliminary Prospectus or the Prospectus, as the case may be, which are deemed to be incorporated by reference therein.

     The Company hereby agrees with the Underwriters as follows:

     1. The Company agrees to issue and sell the Underwritten Securities to the several Underwriters as hereinafter provided, and each Underwriter, on the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees to purchase, severally and not jointly, from the Company the respective number of Underwritten Securities set forth opposite such Underwriter's name in Schedule II hereto at the purchase price per Security (the "Purchase Price") as set forth in Schedule I hereto.

     In addition, the Company agrees to issue and sell the Option Securities to the several Underwriters as hereinafter provided, and each Underwriter, on the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, shall have the option to purchase, severally and not jointly, from the Company the Option Securities at the Purchase Price.

     If any Option Securities are to be purchased, the number of Option Securities to be purchased by each Underwriter shall be the number of Option Securities which bears the same ratio to the aggregate number of Option Securities being purchased as the number of Underwritten Securities set forth opposite the name of such Underwriter in Schedule II hereto (or such number increased as set forth in Section 9 hereof) bears to the aggregate number of Underwritten Securities being purchased from the Company by the several Underwriters, subject, however, to such adjustments to eliminate any fractional Securities as the Representatives in their sole discretion shall make.

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     The Underwriters may purchase the Option Securities at any time on or before the thirteenth day following the Closing Date, by written notice from the Representatives to the Company. Such notice shall set forth the aggregate number of Option Securities as to which the option is being exercised and the date and time when the Option Securities are to be delivered and paid for which may be the same date and time as the Closing Date but shall not be earlier than the Closing Date nor later than the seventh full Business Day (as hereinafter defined) after the date of such notice (unless such time and date are postponed in accordance with the provisions of Section 9 hereof). Any such notice shall be given at least two Business Days prior to the date and time of delivery specified therein.

        2. The Company understands that the several Underwriters intend (i) to make a public offering of their respective portions of the Securities and (ii) initially to offer the Securities upon the terms set forth in the Prospectus.

        3. Payment for the Underwritten Securities shall be made by wire transfer in immediately available funds, to the account specified by the Company to the Representatives no later than noon the Business Day prior to the Closing Date, on the date and at the time and place set forth in Schedule I hereto (or at such other time and place on the same or such other date, not later than the fifth Business Day thereafter, as you and the Company may agree in writing) or, in the case of the Option Securities, prior to the Additional Closing Date (as herein defined), on the date and at the time and place specified by the Representatives in the written notice of the Underwriters' election to purchase such Option Securities. As used herein, the term "Business Day" means any day other than a day on which banks are permitted or required to be closed in New York City. The time and date of such payment and delivery with respect to the Underwritten Securities are referred to herein as the "Closing Date" and the time and date for such payment for the Option Securities, if other than the Closing Date, are herein referred to as the "Additional Closing Date".

     Payment for the Securities to be purchased on the Closing Date or Additional Closing Date, as the case may be, shall be made against delivery to the Representatives for the respective accounts of the several Underwriters of the Securities to be purchased on such date registered in such names and in such denominations as the Underwriters shall request in writing not later than two full Business Days prior to the Closing Date or the Additional Closing Date, as the case may be, and against credit to the securities account of the Collateral Agent of security entitlements in respect of the Notes constituting a part of such Securities as set forth in the Pledge Agreement, with any transfer taxes payable in connection with the transfer to the Underwriters of the Securities duly paid by the Company. The Securities will be made available for inspection by the Underwriters at the office of J.P. Morgan Securities Inc. set forth above not later than 1:00 P.M., New York City time, on the Business Day prior to the Closing Date.

        4. The Company represents and warrants to each Underwriter that:
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        (a) no order preventing or suspending the use of any Preliminary
Prospectus has been issued by the Commission, and each Preliminary Prospectus, as of its date, complied in all material respects with the requirements of the Securities Act and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in any Preliminary Prospectus;

        (b) the Registration Statement has been declared effective by the Commission under the Securities Act; no order suspending the effectiveness of the Registration Statement has been issued by the Commission and no proceeding for that purpose has been initiated or threatened by the Commission; as of the applicable effective date of the Registration Statement and any amendment thereto, the Registration Statement complied and will comply in all material respects with the requirements of the Securities Act and the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission thereunder (collectively, the "Trust Indenture Act"), and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and as of the date of the Prospectus and any amendment or supplement thereto, the Prospectus, as amended or supplemented, complied in all material respects with the requirements of the Securities Act and as of the date of the Prospectus and any amendment of supplement thereto and as of the Closing Date and the Additional Closing Date, as the case may be, the Prospectus, as amended or supplemented, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to (i) that part of the Registration Statement which constitutes the Statement of Eligibility and Qualification (Form T-1) under the Trust Indenture Act of the Trustee, and (ii) any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in the Registration Statement or the Prospectus and any amendment or supplement thereto;

             (c) the documents incorporated by reference in the Prospectus, when they became effective or were filed with the Commission, as the case may be, complied in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Prospectus or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will comply in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

             (d) the financial statements, and the related notes thereto, included or incorporated by reference in the Registration Statement and the Prospectus comply in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as applicable, and present fairly the consolidated financial position of the Company and its consolidated subsidiaries as of the dates indicated and the results of their operations and the changes in their consolidated cash flows for the periods specified; said financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis, and the supporting schedules included or incorporated by reference in the Registration Statement present fairly the information required to be stated therein; and the pro forma financial information, and the related notes thereto, if any, included or incorporated by reference in the Registration Statement and the Prospectus has been prepared in accordance with the applicable requirements of the Securities Act and the Exchange Act, as applicable and is based upon good faith estimates and assumptions believed by the Company to be reasonable;

             (e) except for stock issuances pursuant to the Company's employee benefit plans and dividend reinvestment plans, since the respective dates as of which information is given in the Registration Statement and the Prospectus, (1) there has not been any change in the capital stock or long-term debt of the Company or any of its subsidiaries, or, except as described in the Prospectus and for customary dividends paid on the Company's capital stock, any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company on any class of capital stock, (2) there has not been any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, business, prospects, management, financial position, stockholders' equity or results of operations of the Company and its subsidiaries, taken as a whole, otherwise than as set forth or contemplated in the Prospectus; and (3) except as set forth or contemplated in the Prospectus neither the Company nor any of its subsidiaries has entered into any transaction or agreement (whether or not in the ordinary course of business) material to the Company and its subsidiaries taken as a whole;

        (f) the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation, with power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other

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jurisdiction in which it owns or leases properties, or conducts any business, so as to require such qualification, other than where the failure to be so qualified or in good standing would not have a material adverse effect on the Company and its subsidiaries taken as a whole;

        (g) each of the Company's Significant Subsidiaries (as such term is defined in Rule 1-02 of Regulation S-X promulgated under the Securities Act) has been duly incorporated and is validly existing as a corporation under the laws of its jurisdiction of incorporation, with power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, other than where the failure to be so qualified or in good standing would not have a material adverse effect on the Company and its Significant Subsidiaries taken as a whole; and, except as set forth in the Prospectus, all the outstanding shares of capital stock of each subsidiary of the Company have been duly authorized and validly issued, are fully-paid and non-assessable, and (except in the case of foreign subsidiaries, for directors' qualifying shares) are owned by the Company, directly or indirectly, free and clear of all liens, encumbrances, security interests and claims;

        (h) the Company has an authorized capitalization as set forth in the Prospectus under the heading "Capitalization"; all the outstanding shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable and are not subject to any pre-emptive or similar rights; except as described in or expressly contemplated by the Prospectus, there are no outstanding rights (including, without limitation, pre-emptive rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any shares of capital stock or other equity interest in the Company or any of its subsidiaries, or any contract, commitment, agreement, understanding or arrangement of any kind relating to the issuance of any capital stock of the Company or any such subsidiary, any such convertible or exchangeable securities or any such rights, warrants or options; the capital stock of the Company conforms in all material respects to the description thereof contained in the Registration Statement and the Prospectus;

        (i) this Agreement has been duly authorized, executed and delivered by the Company;

        (j) each of the MEDS Agreements and the Remarketing Agreement has been duly authorized by the Company and, when duly executed and delivered in accordance with its terms by each of the parties thereto, will constitute a valid and legally binding agreement of the Company enforceable against the Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws relating to or affecting creditors' rights generally, equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing; each of the MEDS Agreements and the Remarketing Agreement will conform in all material respects to the descriptions thereof in the Prospectus;

        (k) the Securities have been duly authorized, and, when issued and delivered pursuant to this Agreement, will have been duly executed, authenticated, issued and delivered (assuming due execution by the Purchase Contract Agent as attorney-in-fact for the holders thereof and due authentication by the Purchase Contract Agent) and upon payment therefor as set forth herein, will constitute valid and binding obligations of the Company entitled to the benefits provided by the Purchase Contract Agreement, enforceable against the Company in accordance with their terms, except as enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws relating to or affecting creditors' rights generally or by equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing; and the Securities will conform in all material respects to the descriptions thereof in the Prospectus;

        (l) the Securities and the Common Shares have been approved for listing on the New York Stock Exchange, subject to official notice of issuance, and the Securities and the Common Shares have been registered under the Exchange Act;

        (m) the Common Shares to be issued and sold by the Company pursuant to the Purchase Contract Agreement have been duly authorized and reserved for issuance and, when issued and delivered in accordance with the provisions of the Purchase Contract Agreement, will be duly issued and fully paid and non-assessable and conform to the description thereof in the Prospectus; the issuance of the Common Shares is not and will not be subject to any preemptive or similar rights; the Rights Agreement dated as of March 30, 1999 (the "Rights Agreement") has been duly authorized, executed and delivered by the Company and constitutes a valid and legally binding agreement of the Company enforceable against the Company in accordance with its terms, except (x) as enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws relating to or affecting creditors' rights generally, equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing and (y) the Board of Directors of the Company might be required to (i) redeem the Rights issued pursuant to the Rights Agreement at some future time or (ii) determine that the Rights should only be exchangeable without cash payment, depending upon the facts and circumstances existing at that time; and the Rights have been duly authorized by the Company and, when issued upon issuance of the Common Shares, will be validly issued, and the securities issuable under the Rights Agreement have been duly authorized by the Company and validly reserved for issuance upon the exercise in accordance with the terms of the Rights Agreement, will be validly issued, fully paid and non-assessable;

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        (n) the Indenture has been duly authorized and duly qualified under the
Trust Indenture Act and, when each of the First Supplemental Indenture and Second Supplemental Indenture is executed and delivered by the Company and the Trustee (and assuming due execution and delivery of the Base Indenture by the Trustee), the Indenture will constitute a valid and binding instrument, enforceable against the Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws relating to or affecting creditors' rights generally, equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing; and the Indenture will conform in all material respects to the descriptions thereof in the Prospectus;

        (o) the Notes have been duly authorized, and, when issued and delivered pursuant to this Agreement and upon payment for the MEDS Equity Units, will have been duly executed, authenticated (assuming due authentication by the Trustee), issued and delivered and will constitute valid and binding obligations of the Company, entitled to the benefits provided by the Indenture, and enforceable against the Company in accordance with their terms, except as enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws relating to or affecting creditors' rights generally or by equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing; and the Notes will conform in all material respects to the description thereof contained in the Prospectus;

        (p) neither the Company nor any of its Significant Subsidiaries is, or with the giving of notice or lapse of time or both would be, (i) in violation of or in default under, its Certificate of Incorporation, as amended, or By-Laws, as amended, or (ii) in violation of or in default under any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its Significant Subsidiaries is a party or by which it or any of them or any of their respective properties is bound, or in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except for violations and defaults which individually and in the aggregate are not material to the Company and its Significant Subsidiaries taken as a whole or to the holders of the Securities; the issue and sale of the Securities and the performance by the Company of all its obligations under the Securities, the Indenture, this Agreement, the MEDS Agreements and the Remarketing Agreement and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, nor will any such action result in any violation of the provisions of the Certificate of Incorporation or the By-Laws of the Company or any applicable law or statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company, its

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subsidiaries or any of their respective properties; and no consent, approval, authorization, order, license, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Securities or the consummation by the Company of the transactions contemplated by this Agreement, the Indenture, the MEDS Agreements or the Remarketing Agreement, except such consents, approvals, authorizations, orders, licenses, registrations or qualifications as have been obtained under the Securities Act, the Trust Indenture Act and the Public Utility Holding Company Act of 1935, as amended (the "Public Utility Holding Company Act") and as may be required under state securities laws in connection with the purchase and distribution of the Securities by the Underwriters;

        (q) other than as set forth or contemplated in the Prospectus, there are no legal or governmental investigations, actions, suits or proceedings pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its Significant Subsidiaries or any of their respective properties or to which the Company or any of its Significant Subsidiaries is or may be a party or to which any property of the Company or any of its Significant Subsidiaries is or may be the subject which, if determined adversely to the Company or any of its Significant Subsidiaries, could (i) individually or in the aggregate have, or reasonably be expected to have, a material adverse effect on the general affairs, business, prospects, management, financial position, stockholders' equity or results of operations of the Company and its Significant Subsidiaries taken as a whole or (ii) materially and adversely affect the ability of the Company to perform its obligations under this Agreement, the Indenture, the MEDS Agreements or the Remarketing Agreement; and, to the best of the Company's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others; and there are no statutes, regulations, contracts or other documents that are required to be filed as an exhibit to the Registration Statement or required to be described in the Registration Statement or the Prospectus which are not filed or described as required;

        (r) immediately after any sale of Securities by the Company hereunder, the aggregate amount of Securities which have been issued and sold by the Company hereunder and Common Shares to be delivered upon expiration of the Purchase Contracts and of any securities of the Company (other than the Securities or the Common Shares) that shall have been issued and sold pursuant to the Registration Statement will not exceed the amount of securities registered under the Registration Statement;

        (s) the accountants who have certified certain financial statements and any supporting schedules thereto included in the Registration Statement or the Prospectus are independent public accountants as required by the Securities Act;

        (t) the Company and its Significant Subsidiaries have good and marketable title in fee simple to all items of real property and good and marketable title to all personal property owned by them, in each case free and clear of all liens,

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encumbrances and defects except such as are described or referred to in the
Prospectus or such as do not materially affect the value of such property and do not interfere with the use made or proposed to be made of such property by the Company and its Significant Subsidiaries; and any real property and buildings held under lease by the Company and its Significant Subsidiaries are held by them under valid, existing and enforceable leases with such exceptions as are not material and do not interfere with the use made or proposed to be made of such property and buildings by the Company or its Significant Subsidiaries;

        (u) no relationship, direct or indirect, exists between or among the Company or any or its Significant Subsidiaries on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company or any of its subsidiaries on the other hand, which is required by the Securities Act to be described in the Registration Statement and the Prospectus which is not so described;

        (v) the Company is not and, after giving effect to the offering and sale of the Securities, will not be an "investment company", as such term is defined in the Investment Company Act of 1940, as amended (the "Investment Company Act");

        (w) the Company and its Significant Subsidiaries have filed all federal, state, local and foreign tax returns which have been required to be filed and have paid all taxes shown thereon and all assessments received by them or any of them to the extent that such taxes have become due and are not being contested in good faith with such exceptions as would not singly or in the aggregate result in a material adverse effect on the Company or its Significant Subsidiaries taken as a whole; and, except as disclosed in the Registration Statement and the Prospectus, there is no tax deficiency which has been or might reasonably be expected to be asserted or threatened against the Company or any Significant Subsidiary with such exceptions as would not singly or in the aggregate result in a material adverse effect on the Company or its Significant Subsidiaries taken as a whole;

     (x) there are no existing or, to the best knowledge of the Company, threatened labor disputes with the employees of the Company or any of its Significant Subsidiaries which are likely to have a material adverse effect on the Company and its Significant Subsidiaries taken as a whole;

     (y) the Company and each of its Significant Subsidiaries possess such permits, licenses, franchises, approvals, consents and other authorizations (collectively, "Governmental Licenses") issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them; the Company and each of its Significant Subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure to so comply would not, singly or in the aggregate, result in a material adverse effect on the Company and its Significant Subsidiaries, taken as a whole; all of the Governmental Licenses are
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valid and in full force and effect, except where the invalidity of such
Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not result in a material adverse effect on the Company and its Significant Subsidiaries, taken as a whole; and none of the Company or any of its Significant Subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a material adverse effect on the Company and its Significant Subsidiaries, taken as a whole;

             (z) except as otherwise stated in the Registration Statement and the Prospectus, and except as would not, singly or in the aggregate, result in a material adverse effect on the Company and its Significant Subsidiaries, taken as a whole, (A) neither of the Company nor any of its Significant Subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, "Hazardous Materials") or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, "Environmental Laws"), (B) the Company and its Significant Subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (C) there are no pending or threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigations or proceedings relating to any Environmental Law against the Company or any of its Significant Subsidiaries and (D) there are no events or circumstances that may reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any of its Significant Subsidiaries relating to Hazardous Materials or any Environmental Laws;

        (aa) an appropriate order (the "Order") of the Commission under the Public Utility Holding Company Act, necessary to permit the issuance and delivery of the Securities has been entered, and the Order is in full force and effect and has not been modified or repealed in any respect; no filing with, or approval, authorization, consent, license, registration, qualification, order or decree of, any court or governmental authority or agency, domestic or foreign, is necessary or required for the due authorization, execution and delivery by the Company of this Agreement, the Indenture, the Securities, the MEDS Agreements and the Remarketing Agreement, as applicable, or for the performance by the Company of the transactions contemplated in this Agreement, the Indenture, the MEDS Agreements, the Remarketing Agreement or the Prospectus, except

(i) such as have been obtained under the Securities Acts, (ii) under the Public Utility Holding Company Act and (iii) as may be required to be obtained under state securities laws;

        (bb) the Significant Subsidiaries of the Company are Eastern Enterprises, The Brooklyn Union Gas Company d/b/a KeySpan Energy Delivery New York, KeySpan Gas East Corporation d/b/a KeySpan Energy Delivery Long Island, KeySpan-Ravenswood Inc., The Houston Exploration Company and Boston Gas Company;

        (cc) except as described in the Prospectus, no subsidiary of the Company is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Company, from making any other distribution on such subsidiary's capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary's properties or assets to the Company or any other subsidiary of the Company;

        (dd) no person has the right to require the Company or any of its subsidiaries to register any securities for sale under the Securities Act by reason of the filing of the Registration Statement with the Commission or the issuance and sale of the Securities; and

        (ee) the Company has not taken, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Securities or the Common Shares.

        5. The Company covenants and agrees with each of the several Underwriters as follows:

        (a) to file (i) the Preliminary Prospectus in a form approved by you pursuant to Rule 424(b)(2) under the Securities Act not later than the Commission's close of business on the second Business Day following the day it is first used in connection with the public offering or sale of the Securities and (ii) the Prospectus in a form approved by you pursuant to Rule 424 under the Securities Act not later than the Commission's close of business on the second Business Day following the date of determination of the offering price of the Securities or, if applicable, such earlier time as may be required by Rule 424(b);

        (b) to furnish to each Representative and counsel for the Underwriters, at the expense of the Company, a duplicate signed copy of the Registration Statement (as originally filed) and each amendment thereto, in each case including exhibits and documents incorporated by reference therein and, during the period mentioned in paragraph 5(e) below, to furnish each of the Underwriters as many copies of the

Prospectus (including all amendments and supplements thereto) and documents incorporated by reference therein as you may reasonably request;

(c) from the date hereof and prior to the Closing Date or Additional
Closing Date, as the case may be, to furnish to you a copy of any proposed amendment or supplement to the Registration Statement or the Prospectus, for your review, and not to file any such proposed amendment or supplement to which you reasonably object;

        (d) to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act for so long as the delivery of a prospectus is required in connection with the offering or sale of the Securities, and during such same period, to advise you promptly, and to confirm such advice in writing, (i) when any amendment to the Registration Statement has been filed or becomes effective; (ii) when any supplement to the Prospectus or any amendment to the Prospectus has been filed; (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or the receipt of any comments from the Commission relating to the Registration Statement or any other request by the Commission for any additional information; (iv) of the issuance by the Commission of any order suspending the effectiveness of the Registration Statement or preventing or suspending the use of any Preliminary Prospectus or the Prospectus or the initiation or threatening of any proceeding for that purpose; (v) of the occurrence of any event within such period of time after the first date of the public offering of the Securities as in the opinion of counsel for the Underwriters a prospectus relating to the Securities is required by law to be delivered in connection with sales of the Securities by any Underwriter or dealer as a result of such occurrence or event the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, not misleading; and (vii) of the receipt by the Company of any notice with respect to any suspension of the qualification of the Securities for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and to use its reasonable best efforts to prevent the issuance of any such order suspending the effectiveness of the Registration Statement, preventing or suspending the use of any Preliminary Prospectus or the Prospectus or suspending any such qualification of the Shares and, if any such order is issued, will obtain as soon as possible the withdrawal thereof;

        (e) if, during such period after the first date of the public offering of the Securities as in the opinion of counsel for the Underwriters a prospectus relating to the Securities is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur as a result of which the Prospectus, as then amended or supplemented, would include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, not misleading or if it is necessary to amend or supplement the Prospectus to comply with law, forthwith to prepare and furnish, at the expense of the Company, to the Underwriters and to the dealers (whose names and addresses you will furnish to the Company) to which Securities may have been sold by you on behalf of the Underwriters and to any other dealers upon request, and, subject to paragraph (c) above, file with the Commission such amendments or supplements to the Prospectus as may be necessary so that the Prospectus, as so amended or supplemented, will not include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances existing when they were delivered to a purchaser, not misleading or so that the Prospectus will comply with law;

        (f) to endeavor to qualify the Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request and to continue such qualification in effect so long as reasonably required for distribution of the Securities; provided that the Company shall not be required to qualify as a foreign corporation, file a general consent to service of process or become subject to taxation in any jurisdiction;

        (g) to make generally available to its security holders and to you as soon as practicable an earnings statement which shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 of the Commission promulgated thereunder covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the "effective date" (as defined in Rule 158) of the Registration Statement;

        (h) so long as the Securities are outstanding, to furnish to you copies of all reports or other communications (financial or other) furnished to holders of Securities and copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange or automatic quotation system;

        (i) for a period of 90 days after the date of the Prospectus Supplement, the Company will not (i) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of, directly or indirectly, any Securities, Purchase Contracts or shares of Common Stock or any securities convertible into or exercisable or exchangeable for Securities, Purchase Contracts or shares of Common Stock or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Securities, Purchase Contract or shares of Common Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Securities, Purchase Contracts or shares of Common Stock or such other securities, in cash or otherwise, without the prior written consent of the Representatives, other than (i) the Securities and Purchase Contracts to be sold hereunder; (ii) sales or issuances by the Company pursuant to existing employee or director benefit plans (including, but not limited to employee stock purchase plans) or pursuant to dividend reinvestment plans; and (iii) any shares issuable in connection with the Treasury MEDS (as defined in the Prospectus Supplement) or Corporate MEDS to be created or recreated upon substitution of pledged securities, or shares of the Company's common stock issuable upon settlement of the Corporate MEDS or Treasury MEDS;

        (j) to use the net proceeds received by the Company from the sale of the Securities pursuant to this Agreement in the manner specified in the Prospectus under the caption "Use of Proceeds";

        (k) whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all costs and expenses incident to the performance of its obligations hereunder, including without limiting the generality of the foregoing, all costs and expenses (i) incident to the preparation, issuance, execution, authentication and delivery of the Securities and the Common Shares, including any expenses of the Trustee, (ii) incident to the preparation, printing and filing under the Securities Act of the Registration Statement, the Prospectus and any preliminary prospectus (including in each case all exhibits, amendments and supplements thereto), (iii) incurred in connection with the registration or qualification and determination of eligibility for investment of the Securities and the Common Shares under the laws of such jurisdictions as the Underwriters may designate (including fees of counsel for the Underwriters and their disbursements), (iv) relating to fees and expenses of the Company's counsel and independent auditors, (v) related to the listing of the Securities and the Common Shares on the New York Stock Exchange, (vi) related to any filing with National Association of Securities Dealers, Inc., (vii) in connection with the printing (including word processing and duplication costs) and delivery of this Agreement, the Indenture, the MEDS Agreements, the Remarketing Agreement, the Preliminary and Supplemental Blue Sky Memoranda and any Legal Investment Survey and the furnishing to Underwriters and dealers of copies of the Registration Statement and the Prospectus, including mailing and shipping, as herein provided, (viii) payable to rating agencies in connection with the rating of the Securities, (ix) incurred by the Company in connection with a "road show" presentation to potential investors and (x) the cost and charges of any transfer agent or registrar and of the Purchase Contract Agent, the Collateral Agent and any securities intermediary; provided that the Underwriters will reimburse the Company for all duly documented expenses in an amount not to exceed (i) $400,000 if the Underwriters purchase only the Underwritten Securities or (ii) $460,000 if the Underwriters exercise their option to purchase the Option Securities;

        (l) the Company will not take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Securities or the Common Shares; and

        (m) the Company will use its best efforts to list, subject to notice of issuance, the Securities and Common Shares on the New York Stock Exchange.

        6. The several obligations of the Underwriters hereunder shall be subject to the following conditions:

        (a) the representations and warranties of the Company contained herein are true and correct on and as of the Closing Date or the Additional Closing Date, as the case may be, as if made on and as of the Closing Date or the Additional Closing Date, as the case may be, and the Company shall have complied with all agreements and all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date or the Additional Closing Date, as the case may be;

        (b) the Preliminary Prospectus and the Prospectus shall have been filed with the Commission pursuant to Rule 424 within the applicable time periods prescribed for such filings by the rules and regulations under the Securities Act; no stop order suspending the effectiveness of the Registration Statement shall be in effect, and no proceedings for such purpose shall be pending before or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to your satisfaction;

        (c) subsequent to the execution and delivery of this Agreement and prior to the Closing Date, there shall not have occurred any downgrading, nor shall any notice have been given of (i) any downgrading, (ii) any intended or potential downgrading or (iii) any review or possible change that does not indicate an improvement, in the rating accorded any securities of or guaranteed by the Company by any "nationally recognized statistical rating organization", as such term is defined for purposes of Rule 436(g)(2) under the Securities Act;

        (d) since the respective dates as of which information is given in the Prospectus (exclusive of any amendment or supplement thereto after the execution and delivery hereof), there shall not have been any change in the capital stock or long-term debt of the Company or any of its subsidiaries or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, business, prospects, management, financial position, stockholders' equity or results of operations of the Company and its subsidiaries, taken as a whole, otherwise than as set forth or contemplated in the Prospectus (exclusive of any amendment or supplement), the effect of which in the judgment of the Representatives makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Securities on the Closing Date or the Additional Closing Date, as the case may be, on the terms and in the manner contemplated in the Prospectus (exclusive of any amendment or supplement); and neither the Company nor any of its subsidiaries has sustained since the date of the latest audited financial statements included or incorporated by reference in the

Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus (exclusive of any amendment or supplement);

        (e) the Representatives shall have received on and as of the Closing Date and the Additional Closing Date, as the case may be, a certificate of an executive officer of the Company, with specific knowledge about the Company's financial matters, satisfactory to you to the effect set forth in subsections
(a) through (c) (with respect to the respective representations, warranties, agreements and conditions of the Company) of this Section and to the further effect that there has not occurred any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, business, prospects, management, financial position, stockholders' equity or results of operations of the Company and its subsidiaries taken as a whole from that set forth or contemplated in the Prospectus (exclusive of any amendment or supplement);

        (f) the Representatives shall have received on and as of the Closing Date and the Additional Closing Date, as the case may be, the favorable opinion of the General Counsel or Deputy General Counsel of the Company, or such other legal counsel employed by the Company agreed to in writing by the Representatives, to the effect set forth in Exhibit A hereto and to such further effect as the Representatives may reasonably request dated as of the date hereof and in form and substance satisfactory to them;

        (g) the Representatives shall have received on and as of the Closing Date and the Additional Closing Date, as the case may be, the favorable opinion of Simpson Thacher & Bartlett, counsel to the Company, to the effect set forth in Exhibit B hereto and to such further effect as the Representatives may reasonably request dated as of the date hereof and in form and substance satisfactory to them;

        (h) the Representatives shall have received on and as of the Closing Date or the Additional Closing Date, as the case may be, an opinion of Davis Polk & Wardwell, counsel to the Underwriters, in form and substance reasonably satisfactory to the Representatives, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

        (i) on the date of this Agreement and on the Closing Date and the Additional Closing Date, as the case may be, Arthur Andersen LLP shall have furnished to you letters, dated such respective dates, in form and substance satisfactory to you, containing statements and information of the type customarily included in accountants "comfort letters" to underwriters with respect to the financial statements and certain financial information for all periods on or before December 31, 2001 contained in the Registration Statement and the Prospectus;

        (j) on the date of this Agreement and on the Closing Date and the Additional Closing Date, as the case may be, Deloitte & Touche LLP shall have furnished to you letters, dated such respective dates, in form and substance satisfactory to you, containing statements and information of the type customarily included in accountants "comfort letters" to underwriters with respect to the financial statements and certain financial information for all periods on or after January 1, 2002 contained in the Registration Statement and the Prospectus, including, but not limited to, their performance of the procedures specified by the American Institute of Certified Public Accountants for a review of interim financial information as described in SAS No. 71, Interim Financial Information, on the unaudited financial information with respect to the three-month period ended March 31, 2002; provided, that the letter delivered on the Closing Date and the Additional Closing Date, as the case may be, shall use a "cut-off" date no more than three business days prior such Closing Date or such Additional Closing Date, as the case may be;

        (k) on the date of this Agreement and on the Closing Date and the Additional Closing Date, as the case may be, you shall have received from Arthur Andersen LLP written assurances satisfactory to you that the activities performed by such firm in connection with the Registration Statement and the Prospectus (including providing its consent to the inclusion of its audit report therein) and the other matters contemplated hereby were at all relevant times subject to such firm's quality control system for the U.S. accounting and auditing practice to provide reasonable assurances that such activities were conducted in compliance with professional standards and that at all relevant times there was appropriate continuity of such firm's personnel working on such activities, availability of national office consultation and availability of personnel at foreign affiliates of such firm to conduct the relevant portions of such activities.

        (l) an order of the Commission under the Public Utility Holding Company Act authorizing the issuance and sale of the Securities shall be in full force and effect, and such order shall not have been amended since the date of this Agreement to include any provision unacceptable to the Representatives in their respective reasonable judgments;

        (m) the Securities to be delivered on the Closing Date or Additional Closing Date, as the case may be, shall have been approved for listing on the New York Stock Exchange, subject to official notice of issuance;

        (n) the "lock-up" agreements, each substantially in the form of Exhibit C hereto, between you and certain executive officers of the Company set forth on Schedule III hereto relating to sales and certain other dispositions of shares of Securities, Purchase Contracts or shares of Common Stock or certain other securities, delivered to you on or before the date hereof, shall be in full force and effect on the Closing Date or Additional Closing Date, as the case may be; and

        (o) on or prior to the Closing Date, the Company shall have furnished to the Representatives such further certificates and documents as the Representatives shall reasonably request.

        7.
        (a) The Company agrees to indemnify and hold harmless each Underwriter, each affiliate of any Underwriter which assists such Underwriter in the distribution of the Securities and each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or
Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including without limitation the legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) or any Preliminary Prospectus, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with information relating to any Underwriter or its affiliates furnished to the Company in writing by such Underwriter through the Representatives expressly for use therein provided, that with respect to any untrue statement or omission or alleged untrue statement or omission made in any Preliminary Prospectus, the indemnity agreement contained in this subsection 7(a) shall not inure to the benefit of any Underwriter (or to the benefit of any person controlling such Underwriter) to the extent that any such loss, claim, damage or liability of such Underwriter or such controlling person results from the fact that a copy of the Prospectus was not sent or given to any person at or prior to the written confirmation of the sale of such securities to such person.

        (b) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement and each person who controls the Company within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act, to the same extent as the foregoing indemnity from the Company to each Underwriter, but only with reference to information relating to such Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in the Registration Statement, the Prospectus, any amendment or supplement thereto, or any Preliminary Prospectus.

     (c) If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnity may be sought pursuant to either of the two preceding paragraphs, such person (the "Indemnified Person") shall promptly notify the person against whom such indemnity may be sought (the "Indemnifying Person") in writing, and the Indemnifying Person, upon request of the Indemnified Person, shall retain counsel reasonably satisfactory to the Indemnified Person to represent the Indemnified Person and any others the Indemnifying Person may designate in such proceeding and shall pay the reasonable fees and expenses of such counsel related to such proceeding. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary, (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person or (iii) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be reimbursed as they are incurred. Any such separate firm for the Underwriters, each affiliate of any Underwriter which assists such Underwriter in the distribution of the Securities and such control persons of Underwriters shall be designated in writing by the first of the named Representatives on Schedule I hereto and any such separate firm for the Company, its directors, its officers who sign the Registration Statement and such control persons of the Company or authorized representatives shall be designated in writing by the Company. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify any Indemnified Person from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested an Indemnifying Person to reimburse the Indemnified Person for reasonable fees and expenses of counsel as contemplated by the third sentence of this paragraph, the Indemnifying Person agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 60 days after receipt by such Indemnifying Person of the aforesaid request and (ii) such Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement. No Indemnifying Person shall, without the prior written consent of the Indemnified Person, which consent shall not be unreasonably withheld, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnity could have been sought hereunder by such Indemnified Person, unless such settlement includes an unconditional release of such Indemnified Person from all liability on claims that are the subject matter of such proceeding.

        (d) If the indemnification provided for in Section 7(a) and 7(b) is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same respective proportions as the net proceeds from the offering of such Securities (before deducting expenses) received by the Company and the total underwriting discounts and the commissions received by the Underwriters bear to the aggregate public offering price of the Securities. The relative fault of the Company on the one hand and the Underwriters on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

        (e) The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 7(d). The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in Section 7(d) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Person in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this
Section 7, in no event shall an Underwriter be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute pursuant to this Section 7 are several in proportion to the respective principal amount of the Securities set forth opposite their names in Schedule
I hereto, and not joint. The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

     The indemnity and contribution agreements contained in this Section 7 and the representations and warranties and covenants of the Company set forth in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter or by or on behalf of the Company, its officers or directors or any other person controlling the Company and (iii) acceptance of and payment for any of the Securities.

        8. Notwithstanding anything herein contained, this Agreement may be terminated in the absolute discretion of the Representatives, by notice given to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date, or in the case of Option Securities, prior to the Additional Closing Date, (i) trading generally shall have been suspended or materially limited on or by, as the case may be, any of the New York Stock Exchange or the Chicago Board Options Exchange, (ii) trading of any securities of or guaranteed by the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a general moratorium on commercial banking activities in New York shall have been declared by either Federal or New York State authorities, or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis, either within or outside the United States, that, in the judgment of the Representatives, is material and adverse and makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities on the Closing Date or the Additional Closing Date, as the case may be, on the terms and in the manner contemplated by this Agreement and the Prospectus.

        9. If, on the Closing Date or the Additional Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Securities which it or they have agreed to purchase under this Agreement, and the aggregate number of Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of Securities, the other Underwriters shall be obligated severally in the proportions that the number of Securities set forth opposite their respective names in Schedule I hereto bears to the aggregate number of Securities set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as the Representatives may specify, to purchase the Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the number of Securities that any Underwriter has agreed to purchase pursuant to Section 1 be increased pursuant to this Section 9 by an amount in excess of one-tenth of such number of Securities without the written consent of such Underwriter. If, on the Closing Date, or the Additional Closing Date, as the case may be, any Underwriter or Underwriters shall fail or refuse to purchase Securities and the aggregate number of Securities with respect to which such default occurs is more than one-tenth of the aggregate number of Securities to be purchased, and arrangements satisfactory to you and the Company for the purchase of such Securities are not made within 24 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Company. In any such case either you or the Company shall have the right to postpone the Closing

Date or the Additional Closing Date, as the case may be, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and in the Prospectus or in any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

        10. If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement or any condition of the Underwriters' obligations cannot be fulfilled, the Company agrees to reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the reasonable fees and expenses of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering of Securities.

        11. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and any controlling persons referred to in Section 7 hereof. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person, firm or corporation any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

        12. Any action by the Underwriters hereunder may be taken by you jointly or by the first of the named Representatives set forth in Schedule I hereto alone on behalf of the Underwriters, and any such action taken by you jointly or by the first of the named Representatives set forth in Schedule I hereto alone shall be binding upon the Underwriters. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be given at the address set forth in
Schedule I hereto. Notices to the Company shall be given to it at One
MetroTech Center, Brooklyn, New York 11201, facsimile: (718) 403-2161;
Attention: Steven L. Zelkowitz, Senior Vice President and General Counsel.

        13. This Agreement may be signed in counterparts, each of which shall be an original and all of which together shall constitute one and the same instrument.

        14. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

                                          Very truly yours,

                                          KEYSPAN CORPORATION

                                          By: /S/ GERALD LUTERMAN
                                          --------------------------
                                            Name:  Gerald Luterman
                                            Title: Executive Vice President
                                                   and CFO

Accepted: April 30, 2002

J.P. MORGAN SECURITIES INC.
LEHMAN BROTHERS INC.
MERRILL LYNCH, PIERCE, FENNER
  & SMITH INCORPORATED
GOLDMAN, SACHS & CO.
CREDIT LYONNAIS SECURITIES (USA) INC.
SCOTIA CAPITAL (USA) INC.
THE WILLIAMS CAPITAL GROUP, L.P.

Acting on behalf of themselves and
the several Underwriters listed in Schedule II hereto

By: J.P. MORGAN SECURITIES INC

By:   /s/ MICHAEL TIEDEMANN
      -------------------------
      Name:   Michael Tiedemann
      Title:  Managing Director

                                  SCHEDULE I

Representatives:   J.P. Morgan Securities Inc.
                   Lehman Brothers Inc.
                   Merrill Lynch, Pierce, Fenner & Smith Incorporated
                   Goldman, Sachs & Co.
                   Credit Lyonnais Securities (USA) Inc.
                   Scotia Capital (USA) Inc.
                   The Williams Capital Group, L.P.

Underwriting Agreement dated: April 30, 2002

Registration Statement No.:   333-82230

Closing Date and Time of Delivery:  May 6, 2002, 9 a.m., (New York City time)

Closing Location:                   The Offices of Davis Polk & Wardwell

Address for Notices to Underwriters:  J.P. Morgan Securities Inc.
                                      277 Park Avenue
                                      New York, NY 10017

Title of Securities:                  MEDS Equity Units

Number of Underwritten Securities:    8,000,000 Units

Number of Option Securities:          1,200,000 Units

Purchase Price by Underwriters
  per Corporate MEDS:  $48.50

Price to Public
  per Corporate MEDS:  $50

Gross Spread
  per Corporate MEDS:  $1.50

Reference Price (Closing Price
  of KeySpan Common
  Stock on April 30, 2002):    $35.30

Threshold Appreciation Price:  $42.36

Payment Dates:                 February 16, May 16, August 16, November 16

Contract Adjustment Payments:       3.85% of $50 Stated Amount

Purchase Contract Settlement Date:  May 16, 2005

Aggregate Principal Amount
  of Notes:                         $400,000,000

Aggregate Principal Amount
  of Notes (if the
  Underwriters purchase all
  of the Option Securities):        $460,000,000

Maturity of Notes:                  May 16, 2008

Interest rate on Notes:             4.90% until three business days following
                                    the reset date and at reset rate thereafter.

Stock Exchange Listing:             New York Stock Exchange

                                  SCHEDULE II

                                                     Number of Underwritten
        Underwriter                                Securities to Be Purchased
        -----------                                --------------------------
J.P. Morgan Securities, Inc.                               4,400,000

Lehman Brothers Inc.                                       1,600,000

Merrill Lynch, Pierce, Fenner & Smith                      1,600,000
Incorporated

Goldman, Sachs & Co.                                         160,000

Credit Lyonnais Securities (USA) Inc.                         80,000

Scotia Capital (USA) Inc.                                     80,000

The Williams Capital Group, L.P.                              80,000
                                                           ---------
     Total                                                 8,000,000
                                                           ---------

                                 SCHEDULE III

Executive Officers subject to "Lock-Up" Agreements referred to in Section 6(n)

           1.      J. Bodanza
           2.      J. Caroselli
           3.      R. Catell
           4.      R. Fani
           5.      J. Haran
           6.      R. Jendras
           7.      G. Luterman
           8.      D. Manning
           9.      H. Nichols
           10.     A. Nozzolillo
           11.     W. Parker, Jr.
           12.     L. Puleo
           13.     R. Rapp, Jr.
           14.     C. Smith
           15.     N. Stavropoulos
           16.     M. Taunton
           17.     C. Watson
           18.     E. Weinstein
           19.     S. Zelkowitz

                                                                    EXHIBIT A

                     FORM OF OPINION OF GENERAL COUNSEL OR
                     DEPUTY GENERAL COUNSEL OF THE COMPANY
                   TO BE DELIVERED PURSUANT TO SECTION 6(f)

     (1) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of New York.

     (2) The Company has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into the Underwriting Agreement and consummate the transactions contemplated in the Prospectus.

     (3) The Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or be in good standing would not result in a material adverse effect on the Company or its subsidiaries, taken as a whole.

     (4) All of the issued and outstanding shares of capital stock of the Company have been duly authorized and are validly issued, fully paid and non-assessable; and none of the outstanding shares of capital stock of the Company were issued in violation of preemptive or other similar rights of any securityholder of the Company.

     (5) Each Significant Subsidiary (as such term is defined in Rule 1-02 of Regulation S-X promulgated under the Securities Act) has been duly incorporated and is validly existing as a corporation or a limited liability company, as the case may be, in good standing under the laws of the jurisdiction of its incorporation or organization, has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and is duly qualified as a foreign corporation or limited liability company, as the case may be, to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or be in good standing would not result in a material adverse effect on the Company or its subsidiaries, taken as a whole; except as stated in the Prospectus, all of the membership interests or issued and outstanding shares of capital stock of each Significant Subsidiary has been duly authorized and with respect to such stock, are validly issued, fully paid and non-assessable and, to the best of my knowledge, are owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; and none of the outstanding shares of capital stock of any Significant Subsidiary were issued in violation of preemptive or other similar rights of any securityholder of such Significant Subsidiary.

     (6) The Company has an authorized capitalization as set forth in the Prospectus under the heading "Capitalization"; there are no outstanding rights (including, without limitation, pre-emptive rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any shares of capital stock or other equity interest in the Company or any of its subsidiaries, or any contract, commitment, agreement, understanding or arrangement of any kind relating to the issuance of any capital stock of the Company or any such subsidiary, any such convertible or exchangeable securities or any such rights, warrants or options; the capital stock of the Company conforms in all material respects to the description thereof contained in the Registration Statement and the Prospectus.

     (7) The information (i) in the Annual Report on Form 10-K under "Legal Proceedings" and "Business-Regulation and Rate Matters", (ii) in the Prospectus covering similar matters and (iii) in the Registration Statement under Item 15, to the extent that such information constitutes matters of law, summaries of legal matters, the Company's charter and bylaws or legal proceedings, or legal conclusions, has been reviewed by me and is correct in all material respects.

     (8) To the best of my knowledge, neither of the Company nor any of its Significant Subsidiaries is (i) in violation of its charter or by-laws or operating agreement, as the case may be, or (ii) in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except where such violation would not result in a material adverse effect on the Company and its subsidiaries, taken as a whole, and no default by the Company or any of its Significant Subsidiaries exists in the due performance or observance of any material obligation, agreement, covenant or condition contained in any agreement and instrument that is described or referred to in the Registration Statement or the Prospectus or filed or incorporated by reference as an exhibit to the Registration Statement.

     (9) The Rights Agreement has been duly authorized, executed and delivered by the Company and enforceable against the Company in accordance with its terms, except as (x) enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws relating to or affecting creditors' rights generally, equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing and (y) the Board of Directors of the Company might be required to (i) redeem the Rights issued pursuant to the Rights Agreement at some future time or (ii) determine that the Rights should only be exchangeable without cash payment, depending upon the facts and circumstances existing at that time; the Rights have been duly authorized by the Company and, when issued upon issuance of the Common Stock, will be validly issued, and the securities issuable under the Rights Agreement have been duly authorized by the Company and validly reserved for issuance upon the exercise in accordance with the terms of the Rights Agreement, will be validly issued, fully paid and non-assessable.

     (10) The execution, delivery and performance of the Agreement, the MEDS Agreements, the Remarketing Agreement, the Indenture and the Securities and any other agreement or instrument entered into or issued or to be entered into or issued by the Company in connection with the transactions contemplated in the Prospectus, the consummation of the transactions contemplated in the Prospectus (including the issuance and sale of the Securities and the use of the proceeds therefrom as described in the Prospectus) and the compliance by the Company with its obligations thereunder have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any assets, properties or operations of the Company or any of its Significant Subsidiaries pursuant to any agreement or instrument known to me, nor will such action result in any violation of the provisions of the charter or by-laws or operating agreement of the Company or any of its Significant Subsidiaries or any applicable law, statute, rule, regulation, judgment, order, writ or decree, known to me, of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any of its Significant Subsidiaries or any of their assets, properties or operations.

     (11) To the best of my knowledge, except as otherwise disclosed in the Registration Statement or the Prospectus, there is not pending or threatened any action, suit, proceeding, inquiry or investigation to which the Company or any of its Significant Subsidiaries is a party or to which the assets, properties or operations of the Company or any of its Significant Subsidiaries is subject, before or brought by any court or governmental agency or body, domestic or foreign, which might reasonably be expected to result in a material adverse effect on the Company and its Significant Subsidiaries, taken as a whole, or which might reasonably be expected to materially and adversely affect the assets, properties or operations of the Company or any of its Significant Subsidiaries, the performance by the Company or of its obligations under the Agreement, the MEDS Agreements, the Remarketing Agreement, the Indenture, or the Securities or the consummation of the transactions contemplated in the Prospectus.

     (12) All descriptions in the Prospectus of contracts and other documents to which the Company or any of its subsidiaries are a party are accurate in all material respects; and, to the best of my knowledge, there are no franchises, contracts, indentures, mortgages, loan agreements, notes, leases or other instruments required to be described or referred to in the Registration Statement or to be filed as exhibits to the Registration Statement other than those described or referred to therein or filed or incorporated by reference as exhibits thereto, and the descriptions thereof or references thereto are correct in all material respects.

     (13) To the best of my knowledge, there are no statutes or regulations that are required to be described in the Prospectus that are not described as required.

     (14) The Registration Statement and the Prospectus, excluding the documents incorporated by reference therein, and each amendment or supplement to the Registration Statement and Prospectus, excluding the documents incorporated by reference therein, as of their respective effective or issue dates (other than the financial statements and supporting schedules included therein or omitted therefrom and the Trustee's Statement of Eligibility on Form T-1 (the "Form T-1"), as to which no opinion is expressed), complied as to form in all material respects with the requirements of the Securities Act.

     (15) The documents incorporated by reference in the Prospectus (other than the financial statements and supporting schedules included therein or omitted therefrom, as to which no opinion is expressed), when they were filed with the Commission, complied as to form in all material respects with the requirements of the Exchange Act.

     Nothing has come to such counsel's attention that would lead such counsel to believe that the Registration Statement or any post-effective amendment thereto (except for financial statements, supporting schedules and other financial and statistical data included therein or omitted therefrom and for the Form T-1, as to which such counsel makes no statement), at the date of the Underwriting Agreement, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus or any amendment or supplement thereto (except for financial statements, supporting schedules and other financial and statistical data included therein or omitted therefrom, as to which such counsel makes no statement), at the time the Prospectus was issued, at the time any such amended or supplemented prospectus was issued or at the date hereof, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

     In rendering such opinions, such counsel may rely (A) as to matters involving the application of laws other than the laws of the United States and the State of New York, to the extent such counsel deems proper and to the extent specified in such opinion, if at all, upon an opinion or opinions (in form and substance reasonably satisfactory to Underwriters' counsel) of other counsel reasonably acceptable to the Underwriters' counsel, familiar with the applicable laws; (B) as to matters of fact, to the extent such counsel deems proper, on certificates of responsible officers of the Company and certificates or other written statements of officials of jurisdictions having custody of documents respecting the corporate existence or good standing of the Company. The opinion of such counsel for the Company shall state that the opinion of any such other counsel upon which they relied is in form satisfactory to such counsel and, in such counsel's opinion, the Underwriters and they are justified in relying thereon. With respect to the matters to be covered in the paragraph immediately above, counsel may state their opinion and belief is based upon their participation in the preparation of the Registration Statement and the Prospectus and any amendment or supplement thereto but is without independent check or verification except as specified.

     The opinion of counsel described above shall be rendered to the Underwriters at the request of the Company and shall so state therein.

                                                                    EXHIBIT B

                              FORM OF OPINION OF
                          SIMPSON THACHER & BARTLETT
                   TO BE DELIVERED PURSUANT TO SECTION 6(G)

     1. The Company has been duly incorporated and is validly existing and in good standing as a corporation under the laws of the State of New York and has full corporate power and authority to conduct its business as described in the Registration Statement and Prospectus.

     2. The shares of Common Stock to be issued and sold by the Company pursuant to the Purchase Contracts have been duly authorized and reserved for issuance and, when issued and delivered in accordance with the provisions of the Purchase Contract Agreement, will be validly issued, fully paid and nonassessable.

     3. The Purchase Contract Agreement has been duly authorized, executed and delivered by the Company, and assuming that the Purchase Contract Agreement is the valid and legally binding obligation of the Purchase Contract Agent, the Purchase Contract Agreement will constitute a valid and legally binding obligation of the Company enforceable against the Company in accordance with its terms.

     4. The Corporate MEDS have been duly authorized by the Company, and assuming that (i) the Purchase Contract Agreement is the valid and legally binding obligation of the Purchase Contract Agent, (ii) the Corporate MEDS have been duly authenticated by the Purchase Contract Agent, (iii) the Corporate MEDS are the valid and legally binding obligation of the holders thereof, (iv) the Indenture is the valid and legally binding obligation of the Trustee and (v) the Notes have been duly authenticated by the Trustee, upon payment and delivery in accordance with the Underwriting Agreement, the Corporate MEDS will be validly issued, and the Corporate MEDS will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms and entitled to the benefits of the Purchase Contract Agreement.

     5. The Pledge Agreement has been duly authorized, executed and delivered by the Company, and assuming that the Pledge Agreement is the valid and legally binding obligation of each of the Collateral Agent and the Purchase Contract Agent, the Pledge Agreement constitutes a valid and legally binding obligation of the Company enforceable against the Company in accordance with its terms.

     6. The Remarketing Agreement has been duly authorized, executed and delivered by the Company, and assuming that the Remarketing Agreement is the valid and legally binding obligation of each of the Remarketing Agent and the Purchase Contract Agent, the Remarketing Agreement constitutes a valid and legally binding obligation of the Company enforceable against the Company in accordance with its terms.

     7. The Indenture has been duly authorized, executed and delivered by the Company and duly qualified under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), and, assuming that the Indenture is the valid and legally binding obligation of the Trustee, constitutes a valid and legally binding obligation of the Company enforceable against the Company in accordance with its terms.

     8. The Notes have been duly authorized, executed and issued by the Company and, assuming due authentication thereof by the Trustee, and upon payment and delivery of the Corporate MEDS in accordance with the Underwriting Agreement, will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms and entitled to the benefits of the Indenture.

     9. The statements made in the Prospectus Supplement under the captions "Description of the MEDS Equity Units," "Description of the Purchase Contracts," "Other Provisions of the Purchase Contract Agreement and the Pledge Agreement" and "Certain Terms of the Notes" and the statements made in the Basic Prospectus under the captions "Description of Debt Securities," "Description of Common Stock" and "Description of Stock Purchase Contracts and Stock Purchase Units," insofar as they purport to constitute summaries of the terms of the Company's Common Stock or New York State statutes or certain terms of contracts and other documents, constitute accurate summaries of the terms of the Company's Common Stock, and such statutes, contracts and other documents in all material respects.

     10. The Underwriting Agreement has been duly authorized, executed and delivered by the Company.

     11. No consent, approval, authorization, order, registration or qualification of or with any federal or New York governmental agency or body or, to our knowledge, any federal or New York court is required for the issue and sale of the Corporate MEDS by the Company and the compliance by the Company with the provisions of the Underwriting Agreement, the Indenture, the Purchase Contracts, the Purchase Contract Agreement, the Pledge Agreement and the Remarketing Agreement, except for (A) the issuance of an appropriate order by the Commission under the Public Utility Holding Company Act, (B) the registration of the Corporate MEDS, the Notes, the Purchase Contracts and the shares of Common Stock to be issued and sold by the Company pursuant to the Purchase Contract Agreement under the Act and the registration of the Corporate MEDS and such shares of Common Stock under the Exchange Act and the qualification of the Indenture under the Trust Indenture Act and (C) such consents, approvals, authorizations, orders, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Corporate MEDS by you.

     12. The Registration Statement has become effective under the Act, the Preliminary Prospectus was filed on April 30, 2002, and the Prospectus was filed on May 2, 2002 pursuant to Rule 424(b)(2) of the rules and regulations of the Commission under the Act, and, to our knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or threatened by the Commission.

     13. There are no preemptive rights under United States federal or New York State law to subscribe for or to purchase shares of the Company's capital stock. There are no preemptive or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any shares of the Company's capital stock pursuant to the Company's Certificate of Incorporation or By-Laws.

     14. The Commission has issued an appropriate order under the Public Utility Holding Company Act with respect to the issuance and sale of the Corporate MEDS; the issuance and sale of the Corporate MEDS to you is in conformity with the terms of such order.

     15. Subject to the qualifications, exceptions, assumptions and limitations therein, the statements set forth in the Prospectus Supplement under the caption "United States Federal Income Tax Consequences," insofar as they purport to constitute summaries of matters of United States federal tax law and regulations or legal conclusions with respect thereto, constitute accurate summaries of the matters described therein in all material respects.

     16. The Company is not, and after giving effect to the offering and sale of the Corporate MEDS will not be, an "investment company" within the meaning of and subject to regulation under the Investment Company Act of 1940, as amended.

     The opinions set forth in paragraphs 3, 4, 5, 6, 7 and 8 above are subject to (i) the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, (ii) general equitable principles (whether considered in a proceeding in equity or at law) and (iii) an implied covenant of good faith and fair dealing; provided, however, upon the occurrence of a Termination Event (as defined in the Purchase Contract Agreement), the Bankruptcy Code (11 U.S.C. Sections 101-1330, as amended) should not substantively limit the provisions of Sections 3.15 and 5.06 of the Purchase Contract Agreement and Section 5.4 of the Pledge Agreement that require termination of the Purchase Contracts and release of the Collateral Agent's security interest in the pledged Notes, interest in a portfolio of Treasury securities, in the case of Corporate MEDS, or the Treasury securities, in the case of Treasury MEDS (as defined in the Purchase Contract Agreement); and provided further that no opinion is expressed as to whether a court exercising bankruptcy jurisdiction might issue a temporary restraining order or provide other interim relief that would delay the exercise of such termination right for a period of time pending final adjudication of any challenge to the exercise of such right during a bankruptcy case involving the Company. The opinion in paragraph 6, with respect to matters related to indemnification, is further limited by considerations of public policy.

     Such counsel shall (i) be of the opinion that the Registration Statement, as of its effective date, and the Prospectus, as of April 30, 2002, complied as to form in all material respects with the requirements of the Act and the applicable rules and regulations of the Commission thereunder and that the Exchange Act Documents complied as to form when filed in all material respects with the requirements of the Exchange Act and the Trust Indenture Act and the applicable rules and regulations of the Commission thereunder, except that in each case such counsel may express no opinion with respect to the financial statements or other financial or statistical data contained or incorporated by reference in such Registration Statement, the Prospectus or the Exchange Act Documents and (ii) have no reason to believe that the Registration Statement, as of April 30, 2002, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading or that the Prospectus (including the Exchange Act Documents) contained as of April 30, 2002 or contains any untrue statement of a material fact or omitted as of April 30, 2002 or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that in each case such counsel shall need not express any belief with respect to the financial statements or other financial or statistical data contained or incorporated by reference in the Registration Statement, the Prospectus or the Exchange Act Documents.

     In rendering such opinions, such counsel may rely (A) as to matters involving the application of laws other than the laws of the United States and the State of New York, to the extent such counsel deems proper and to the extent specified in such opinion, if at all, upon an opinion or opinions (in form and substance reasonably satisfactory to Underwriters' counsel) of other counsel reasonably acceptable to the Underwriters' counsel, familiar with the applicable laws; (B) as to matters of fact, to the extent such counsel deems proper, on certificates of responsible officers of the Company and certificates or other written statements of officials of jurisdictions having custody of documents respecting the corporate existence or good standing of the Company. The opinion of such counsel for the Company shall state that the opinion of any such other counsel upon which they relied is in form satisfactory to such counsel and, in such counsel's opinion, the Underwriters and they are justified in relying thereon. With respect to the matters to be covered in the paragraph immediately above, counsel may state their opinion and belief is based upon their participation in the preparation of the Registration Statement and the Prospectus and any amendment or supplement thereto but is without independent check or verification except as specified.

     The opinion of counsel described above shall be rendered to the Underwriters at the request of the Company and shall so state therein.

                                                                     EXHIBIT C

                           FORM OF LOCK-UP AGREEMENT

                                                                April __, 2002


J.P. MORGAN SECURITIES INC.
LEHMAN BROTHERS INC.
MERRILL LYNCH, PIERCE, FENNER
  & SMITH INCORPORATED
As Representatives of
the several Underwriters listed in
Schedule II to the Underwriting
Agreement referred to below
  c/o J.P. Morgan Securities Inc.
  277 Park Avenue
  New York, NY  10172

      Re:  KeySpan Corporation - Public Offering of MEDS Equity Units

Ladies and Gentlemen:

     The undersigned understands that you, as Representatives of the several Underwriters, propose to enter into an Underwriting Agreement (the "Underwriting Agreement") with KeySpan Corporation, a New York corporation (the "Company"), providing for the public offering (the "Public Offering") by the several Underwriters named in Schedule I to the Underwriting Agreement (the "Underwriters"), of MEDS_ Equity Units of the Company (the "Securities"). Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Underwriting Agreement.

     In consideration of the Underwriters' agreement to purchase and make the Public Offering of the Securities, and for other good and valuable consideration receipt of which is hereby acknowledged, the undersigned hereby agrees that, without the prior written consent of J.P. Morgan Securities Inc. on behalf of the Underwriters, the undersigned will not, during the period ending 90 days after the date of the prospectus supplement relating to the Public Offering (the "Prospectus Supplement"), (i) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any Securities, Purchase Contracts or shares of common stock, $.01 per share par value, of the

Company (the "Common Stock") or any securities convertible into or exercisable or exchangeable for Securities, Purchase Contracts or shares of Common Stock (including without limitation, Common Stock which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission and securities which may be issued upon exercise of a stock option or warrant) or (2) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Securities, Purchase Contracts or shares of Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Securities, Purchase Contracts or shares of Common Stock or such other securities, in cash or otherwise; provided, however, that, the restrictions set forth above shall not apply to
(i) sales of shares of Common Stock made to satisfy loans incurred to finance the purchase of such shares of Common Stock, if that satisfaction is required by the lender pursuant to margin regulations, (ii) charitable donations of shares of Common Stock that are consistent with the prior years' practice, if the donee agrees to be bound by the terms of this Letter Agreement and (iii) sales of up to 10% of shares of Common Stock owned by the undersigned on the date hereof after the period ending 60 days after the date of the Prospectus Supplement. For the purposes of clause (iii) above, shares of Common Stock owned by the undersigned on the date hereof shall be deemed to include any vested and unvested options to purchase Common Stock that are held by the undersigned on the date hereof. In addition, the undersigned agrees that, without the prior written consent of J.P. Morgan Securities Inc. on behalf of the Underwriters, it will not, during the period ending 90 days after the date of the Prospectus Supplement, make any demand for or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock.

     In furtherance of the foregoing, the Company, and any duly appointed transfer agent for the registration or transfer of the securities described herein, are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Letter Agreement.

     The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Letter Agreement. All authority herein conferred or agreed to be conferred and any obligations of the undersigned shall be binding upon the successors, assigns, heirs or personal representatives of the undersigned.

     The undersigned understands that, if the Underwriting Agreement does not become effective, or if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Securities to be sold thereunder, the undersigned shall be released from all obligations under this Letter Agreement.

     The undersigned understands that the Underwriters are entering into the Underwriting Agreement and proceeding with the Public Offering in reliance upon this Letter Agreement.

      This lock-up agreement shall be governed by and construed in accordance with the laws of the State of New York.

                                                      Very truly yours,



                                                By: --------------------------
                                                           (Signature)

                                                    --------------------------
                                                           (Print Name)

                                                    --------------------------
                                                            (Address)

Accepted as of the date
first set forth above:

J.P. MORGAN SECURITIES INC.
LEHMAN BROTHERS INC.
MERRILL LYNCH, PIERCE, FENNER
  & SMITH INCORPORATED
Acting severally on behalf of themselves and the several Underwriters named in
  Schedule I to the Underwriting Agreement

By:  J.P. MORGAN SECURITIES INC.



By:  ______________________________
         Name:
         Title: